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                                                                    EXHIBIT 10.2

                            AMENDMENT NO. 1 TO THE
                        1996 EMPLOYEE STOCK OPTION PLAN
                        OF PATINA OIL & GAS CORPORATION

     THIS AMENDMENT NO. 1 to the 1996 Employee Stock Option Plan of Patina Oil & Gas Corporation (this "Amendment"), dated as of May 28, 1999, is entered into by Patina Oil & Gas Corporation, pursuant to authority granted to it in Section 9 of the 1996 Employee Stock Option Plan of Patina Oil & Gas Corporation, dated as of May 2, 1996 (the "Stock Option Plan").

     WHEREAS, Section 9 of the Stock Option Plan provides that the Board of Directors may, insofar as permitted by law, with respect to any shares [which] at the time are not subject to Options, revise or amend the Stock Option Plan in any respect whatsoever; provided, however, that without the approval of the holders of a majority of the outstanding shares of voting stock of all classes of the Corporation, no such revision or amendment shall change the number of shares of the Stock subject to the Plan; and

     WHEREAS, on February 18, 1999 the Board of Directors approved a proposed amendment to the Stock Option Plan to (i) amend the definition of Stock as defined in the Stock Option Plan to include Common Stock to be issued pursuant to the conversion of any convertible preferred stock outstanding and (ii) amend the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options from (a) the lesser of three million shares of Stock or 10% of the number of shares of Stock outstanding at the time of grant to (b) the greater of three million shares of Stock or 10% of the number of shares of Stock outstanding at the time of grant (the "Proposed Amendment"); and

     WHEREAS, on May 27, 1999, holders of a majority of the outstanding shares of voting stock of all classes of the Corporation approved the Proposed Amendment;

     NOW, THEREFORE, the Stock Option Plan is hereby amended as follows:

     1. Amendment Relating to Definition of Stock. Section 1.13 of the Stock Option Plan is hereby amended as follows:

     "1.13 "Stock" shall mean the Corporation's authorized $.01 par value common stock together with any Common Stock to be issued pursuant to the conversion of any convertible preferred stock outstanding."

     2. Amendment Relating to Description of Stock and Maximum Shares Allocated. Paragraph 2.1 of the Stock Option Plan is amended by replacing the second paragraph thereof with the following:

     "Subject to Paragraph 2.2 and to the adjustments in Paragraph 6.6 hereof, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted hereunder that have not theretofore expired, terminated or been exercised may equal the greater of 3,000,000 shares of Stock or 10% of the number of shares of Stock outstanding at the time of such grant."

     3. Capitalized Terms. Capitalized terms used but not defined herein are used as defined in the Stock Option Plan. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.


                              PATINA OIL & GAS CORPORATION


                              By: /s/ David J. Kornder
                                  ----------------------------------
                                      David J. Kornder
                                      Secretary